UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 27, 2006

                              Antares Pharma, Inc.
                 (Exact Name of Registrant Specified in Charter)


          Delaware                  1-32302                 41-1350192
      (State or Other          (Commission File           (I.R.S. Employer
      Jurisdiction of               Number)              Identification No.)
      Incorporation)


       707 EagleView Blvd., Suite 414
                 Exton, PA                                              19341
  (Address of Principal Executive Offices)                            (Zip Code)

        Registrant's telephone number, including area code: 610-458-6200

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreements.

On February 27, 2006, Antares Pharma, Inc., a Delaware corporation (the "Company"), entered into a Common Stock and Warrant Purchase Agreement (the "Purchase Agreement"), with institutional and other accredited investors (the "Purchasers") to sell an aggregate of 8,770,000 shares of its common stock (the "Shares") at a price of $1.25 per share and warrants to purchase an aggregate of 6,577,500 shares of its common stock (the "Warrants") with an exercise price of $1.50 per share (the "Private Placement"). The closing of the Private Placement occurred on March 3, 2006.

In connection with the closing of the Private Placement, the Company entered into an Investors' Rights Agreement (the "Rights Agreement") with the Purchasers. Pursuant to the Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") a resale registration statement on Form S-3 (the "Registration Statement") covering the Shares and the shares of Common Stock underlying the Warrants (the "Registrable Securities") as soon as practicable following the date of closing (but within 45 days of the date of closing).

The Company agreed to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 (the "Securities Act") not later than 90 days after the closing date (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) business days of the date that the Company is notified by the Commission that a Registration Statement will not be "reviewed," or not be subject to further review in the event that there are no confidential treatment applications outstanding). In addition, the Company must keep the Registration Statement continuously effective under the Securities Act until such date as is the earlier of the date when all Registrable Securities covered by the Registration Statement have been sold or, with respect to any holder of such security, such time as all Registrable Securities held by such holder may be sold without any restriction pursuant to Rule 144(k) of the Securities Act. If the Registration Statement is not filed on or prior to the applicable required date, or upon certain other events, the Company has agreed to pay to each Purchaser as liquidated damages on the Shares an amount equal to 4% of the value of the Shares of each Purchaser on the last day of each 30 day period that the event giving rise to the obligation to pay such liquidated damages has not been remedied, not to exceed for each Purchaser an amount equal to two times the value of such Purchaser's Shares on the date of closing.

Item 3.02 Unregistered Sales of Equity Securities.

On March 3, 2006, pursuant to the terms of the Purchase Agreement and the Rights Agreement, the Company completed the Private Placement and sold 8,770,000 shares of its common stock at a price of $1.25 per share and issued warrants to purchase 6,577,500 shares of its common stock with an exercise price of $1.50 per share.

The Private Placement resulted in gross proceeds of $10,962,500 to the Company before deducting the placement agents' fees and expenses of approximately $993,338, as well as the other transaction expenses payable by the Company. SCO Securities LLC and Dawson James Securities, Inc. acted as the Company's placement agents for this transaction. In connection with the Private Placement, the Company also issued warrants to purchase 877,000 shares of its Common Stock to the placement agents, with the same exercise price and other terms as contained in the warrants issued to the Purchasers in the Private Placement.

The Shares and the Warrants were offered and sold to institutional and other accredited investors without registration under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the certificates representing shares of Common Stock and each of the Warrants issued and sold in the Private Placement contain restrictive legends preventing the sale, transfer or other disposition of such shares and Warrants unless registered under the Securities Act. As described in Item 1.01 of this current report, the Company has agreed to file a registration statement for the resale of the Shares and the shares of common stock underlying the Warrants. This current report is not an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ANTARES PHARMA, INC.


Date: March 3, 2006                By:  JACK E. STOVER
                                        --------------------
                                        Jack E. Stover
                                        President and Chief Executive Officer